UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

611 Gateway Boulevard Suite 900
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2025 (the “Effective Date”), Mark J. Frohlich was appointed to serve on the board of directors (the “Board”) of Rigel Pharmaceuticals, Inc. (“Rigel” or the “Company”), upon the recommendation of the Board’s Corporate Governance, Health Care Compliance Oversight and Nominating Committee, until his successor is elected and has qualified, or sooner in the event of his death, resignation or removal. Dr. Frohlich joins the class of directors whose term expires at the 2027 annual stockholders’ meeting. Dr. Frohlich will also serve on Rigel’s Corporate Governance, Health Care Compliance Oversight and Nominating Committee and the Scientific and Clinical Trial Advisory Committee.

As of the Effective Date, Dr. Frohlich will participate in Rigel’s standard non-employee director compensation arrangements. Under these arrangements, Dr. Frohlich will receive a yearly retainer of $50,000 as well as additional annual retainers of $10,000 each for his service on the Corporate Governance, Health Care Compliance Oversight and Nominating Committee and the Scientific and Clinical Trial Advisory Committee, starting on the Effective Date, with payment pro-rated for any partial period of service.

In addition to the cash compensation referenced in the preceding paragraph, Dr. Frohlich will receive stock option grants under Rigel’s 2018 Equity Incentive Plan, as amended (the “Plan”). Option grants under the Plan are non-discretionary. As of the Effective Date, Dr. Frohlich received an initial option grant to purchase 12,000 shares of common stock on the terms and conditions set forth in the Plan. In addition, on the day following each annual meeting of stockholders, Dr. Frohlich will automatically receive an annual option to purchase 3,000 shares of common stock and 2,500 restricted stock units, provided that he continues to serve as a non-employee member of the Board. Rigel has also entered into its standard form of indemnification agreement with Dr. Frohlich.

There are no arrangements or understandings between Dr. Frohlich and any other persons pursuant to which he was elected or appointed as a member of the Board or a committee thereof. There are no family relationships between Dr. Frohlich and any director, executive officer, or any person nominated or chosen by Rigel to become a director or executive officer. The Board has determined that Dr. Frohlich is independent under Rigel’s Corporate Governance Guidelines, applicable U.S. Securities and Exchange Commission requirements and listing standards of the Nasdaq Stock Market. Dr. Frohlich is not a party to any current or proposed transaction with Rigel for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2025	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Raymond J. Furey
Raymond J. Furey
Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary